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                                                                   EXHIBIT 10.18

                                                                   Draft 4/26/99


                   THE GOLDMAN SACHS PARTNER COMPENSATION PLAN


         Section 1. PURPOSES. The purposes of the Goldman Sachs Partner Compensation Plan (the "Plan") are to attract, retain and motivate selected employees of The Goldman Sachs Group, Inc. ("GS Inc.") and its subsidiaries and affiliates (together with GS Inc., and their and its successors, the "Firm") in order to promote the Firm's long-term growth and profitability.

         Section 2.  ADMINISTRATION.

                  (a) Subject to Section 2(d), the Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of GS Inc. (the "Board") whose members shall serve at the pleasure of the Board.

                  (b) The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole and absolute discretion to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and each Contract Period Schedule (hereinafter defined), (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Contract Period Schedule, and (vi) amend the Plan and any Contract Period Schedule to reflect changes in applicable law.

                  (c) The determination of the Committee on all matters relating to the Plan or any amounts payable thereunder shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

                  (d) Notwithstanding anything to the contrary contained herein:
(i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

                  (e) No member of the Board or the Committee or any employee of the Firm shall be liable for any action or determination made in good faith with respect to the Plan or any amount payable thereunder. Each such person shall be indemnified and held harmless by the Firm against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan or any Contract Period Schedule and against and from any and all amounts paid by such person, with GS Inc.'s approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that the Firm shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under GS Inc.'s Certificate of Incorporation


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or Bylaws, as a matter of law, or otherwise, or any other power that GS Inc. may have to indemnify such persons or hold them harmless.

         SECTION 3. CONTRACT PERIOD. The Plan shall operate for successive periods (each a "Contract Period"). The first Contract Period shall commence on the date of consummation of the initial public offering of GS Inc. and shall terminate on November 24, 2000. Thereafter, each Contract Period shall include one or two fiscal years of GS Inc., as determined by the Committee.

         SECTION 4.  PARTICIPATION; CONTRACT PERIOD SCHEDULE.

         (a) Prior to the commencement of each Contract Period, the Committee shall designate those individuals who shall participate in the Plan for that Contract Period (the "Participants"). The names of the Participants shall be set forth on a schedule (the "Contract Period Schedule") which shall be made available to all Participants. The Contract Period Schedule shall also set forth the duration of the relevant Contract Period and contain such other terms or information and such limitations on the Committee's authority or discretion under this Plan as are required by the Plan or permitted by the Plan and determined by the Committee.

         (b) Unless otherwise provided in the Contract Period Schedule, the Committee shall have the authority at any time during the Contract Period to add Participants to or remove Participants from the Plan for that Contract Period. The Committee shall amend the Contract Period Schedule to reflect an individual's addition to or removal from the Plan.

         SECTION 5. BASE SALARY. Unless otherwise determined by the Committee, for each Contract Period the annual base salary of each Participant shall be set forth in the Contract Period Schedule. A Participant's base salary shall be payable in cash semi-monthly or monthly in arrears, as determined by the Committee, in U.S. dollars or, if the Participant is located outside the United States, in U.S. dollars or local currency (as determined by the Committee) based upon such conversion rates as the Committee determines appropriate (and the payments made under this Plan may, at the Committee's discretion, be subject to tax equalization or similar policies). If a Participant's employment with the Firm terminates during a Contract Period such Participant's right to his or her base salary shall terminate on the date provided in such Participant's employment agreement (or, if the Participant does not have an employment agreement, on the date designated by the Committee).

         SECTION 6.  DETERMINATION OF BONUS AMOUNTS.

         (a) At the end of each fiscal year of GS Inc., the Committee shall specify an amount (the "Bonus Pool") equal to the aggregate amount of bonus compensation payable by the Firm to Participants in respect of such fiscal year. In determining the Bonus Pool, the Committee shall take into account such measures of the Firm's financial performance as it deems appropriate including, but not limited to, the Firm's ratio of compensation and benefits to net revenues, earnings per share,



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return on average common equity, pre-tax income, pre-tax operating income, net revenues, net income, profit before taxes, book value per share, stock price and earnings available to common shareholders. The Committee shall be required to allocate the entire amount of the Bonus Pool to Participants.

         (b) Prior to the commencement of each Contract Period, the Committee shall allocate to each Participant a percentage interest in the Bonus Pool (the "Allocation Percentage"); provided that the sum of the Allocation Percentages shall not exceed 100%. Unless otherwise determined by the Committee, each Participant's Allocation Percentage shall be set forth in the Contract Period Schedule. Subject to Section 6(d) and the terms of the applicable Contract Period Schedule, a Participant's minimum bonus for each fiscal year in a Contract Period (the "Minimum Bonus") shall equal such Participant's Allocation Percentage multiplied by the amount of the Bonus Pool for the fiscal year.

         (c) If the sum of the Allocation Percentages does not equal 100%, the remaining portion of the Bonus Pool (the "Holdback Amount") shall be allocated to one or more of the Participants in such manner as the Committee determines in its sole discretion. Unless otherwise determined by the Committee, the allocation of the Holdback Amount (and any methodology therefor) shall not be disclosed to Participants. The Minimum Bonus plus any amount allocated to a Participant under this Section 6(c) shall constitute the Participant's bonus ("Bonus") for the fiscal year.


         (d) If a Participant's employment with the Firm terminates for any reason before the end of a fiscal year of GS Inc., unless otherwise provided in the Contract Period Schedule, the Committee shall have the discretion to determine whether (i) such Participant's Minimum Bonus shall be forfeited, (ii) such Participant's Minimum Bonus shall be reduced on a pro-rata basis to reflect the portion of such Fiscal Year the Participant was employed by the Firm, or
(iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant's employment. Unless otherwise provided in the Contract Period Schedule, any forfeited Minimum Bonus shall be reallocated to other Participants or added to the Holdback Amount as determined by the Committee.


         (e) If, pursuant to Section 4(b) and the Contract Period Schedule, the Committee adds Participants for a Contract Period, the Committee shall allocate an Allocation Percentage to each such additional Participant which, unless otherwise determined by the Committee, shall first reduce the Holdback Amount, if any, and shall thereafter proportionately dilute the Allocation Percentages of the other Participants. Unless otherwise determined by the Committee, the Committee shall disclose to each Participant the base salary and Allocation Percentage of any Participant added during a Contract Period.

         SECTION 7. PAYMENT OF BONUS AMOUNT; VOLUNTARY DEFERRAL. Unless otherwise provided in the Contract Period Schedule, each Participant's Bonus shall be payable by such Participant's Participating Employer (as defined in Section 8(k)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the


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Committee, in cash and/or an equity-based award of equivalent value (as determined by the Committee) with the cash portion paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year. The cash portion shall be payable to a Participant in U.S. dollars or, if the Participant is located outside the United States, in U.S. dollars or local currency (as determined by the Committee) based upon such conversion rates as the Committee determines appropriate (and the payments made under this Plan may, at the Committee's discretion, be subject to tax equalization or similar policies). Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Firm, of part or all of any payments otherwise due under this Plan. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee may determine.


         SECTION 8.  GENERAL PROVISIONS.

         (a) AMENDMENT, TERMINATION, ETC. Unless otherwise provided in the Contract Period Schedule, (i) the Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan and any Contract Period Schedule in any respect whatsoever, including in any manner that adversely affects the rights of Participants, and (ii) the Committee may amend the Contract Period Schedule in any manner it determines.


         (b) NONASSIGNABILITY; DESIGNATION OF BENEFICIARIES. No rights of any Participant (or of any beneficiary pursuant to this Section 8(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument) (an "Assignment"), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution. Any Assignment in violation of the provisions of this Section 8(b) shall be void. A Participant may designate, in accordance with procedures established by the Committee, a beneficiary or beneficiaries to receive all or part of the amounts, if any, payable hereunder in the event of such Participant's death. A designation of a beneficiary may be replaced by a new designation or may be revoked by a Participant at any time in accordance with procedures established by the Committee. In the event of a Participant's death, any amounts payable under the Plan and any Contract Period Schedule with respect to which a designation of beneficiary has been made shall be paid in accordance with the Plan and the Contract Period Schedule to such designated beneficiary or beneficiaries. Any amounts payable upon death and not subject to such designation shall be distributed to such Participant's estate. If there is any question as to the legal right of any beneficiary to receive payment of amounts under the Plan and any Contract Period Schedule, the amounts in question may be paid to a Participant's estate, in which event the Firm shall have no further liability to anyone with respect to such amounts. A beneficiary or estate shall have no rights under the Plan or any Contract Period Schedule other than the right, subject to the immediately preceding sentence, to receive such amounts, if any, as may be payable under this Section 8(b), and all of the terms of this Plan and the Contract Period Schedule shall be binding upon any such beneficiary or estate.




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         (c) PLAN CREATES NO EMPLOYMENT RIGHTS. Nothing in the Plan or any
Contract Period Schedule shall confer upon any Participant the right to continue in the employ of the Firm for the Contract Period or thereafter or affect any right which the Firm may have to terminate such employment.

         (d) ARBITRATION. Any dispute, controversy or claim between the Firm and any Participant arising out of or relating to or concerning the provisions of the Plan or any Contract Period Schedule shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. ("NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by any Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion. This Section is subject to the provisions of Section 8(e).

         (e)      CHOICE OF FORUM.

                  (1) THE FIRM AND EACH PARTICIPANT, AS A CONDITION TO SUCH PARTICIPANT'S PARTICIPATION IN THE PLAN, HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR ANY CONTRACT PERIOD SCHEDULE THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO THE PROVISIONS OF SECTION 8(d). This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Firm and each Participant, as a condition to such Participant's participation in the Plan, acknowledge that the forum designated by this Section 8(e) has a reasonable relation to the Plan, the Contract Period Schedule and to the relationship between such Participant and the Firm. Notwithstanding the foregoing, nothing herein shall preclude the Firm from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Sections 8(d) and 8(e).

                  (2) The agreement by the Firm and each Participant as to forum is independent of the law that may be applied in the action, and the Firm and each Participant, as a condition to such Participant's participation in the Plan
(i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Firm or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 8(e)(1),
(iii) undertake not to commence any action arising out of or relating to or concerning this Plan or any Contract Period Schedule in any forum other than the forum described in this Section 8(e) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Firm and each Participant.


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                  (3) Each Participant, as a condition to such Participant's participation in the Plan, hereby irrevocably appoints the General Counsel of GS Inc. as such Participant's agent for service of process in connection with any action or proceeding arising out of or relating to or concerning the Plan or any Contract Period Schedule which is not arbitrated pursuant to the provisions of
Section 8(d), who shall promptly advise such Participant of any such service of process.

                  (4) Each Participant hereby agrees, as a condition to such Participant's participation in the Plan, to keep confidential the existence of, and any information concerning, a dispute described in Sections 8(d) or 8(e), except that a Participant may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to such Participant's legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

                  (5) Each Participant recognizes and agrees that prior to being selected by the Committee to participate in the Plan such Participant has no rights hereunder. Accordingly, in consideration of a Participant's selection to participate in the Plan, each Participant expressly waives any right to contest the amount of any base salary or Bonus payable hereunder, the terms of the Plan or any Contract Period Schedule, the amount of the Bonus Pool, the Holdback Amount, such Participant's Allocation Percentage, any determination, action or omission hereunder by the Committee, GS Inc. or the Board, or any amendment to the Plan or Contract Period Schedule. By accepting the payment of base salary or Bonus, each Participant agrees to be bound by the terms of this Plan and any Contract Period Schedule.

         (f) GOVERNING LAW. ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN AND ANY CONTRACT PERIOD SCHEDULE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         (g) TAX WITHHOLDING. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal or other governmental tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Firm may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Firm to satisfy such withholding obligation.

         (h) RIGHT OF OFFSET. The Firm shall have the right to offset, against the obligation to pay amounts to any Participant under the Plan, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Firm pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Firm and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

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         (i) SEVERABILITY; ENTIRE AGREEMENT. If any of the provisions of this
Plan or any Contract Period Schedule is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. Neither this Plan nor any Contract Period Schedule shall supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan (or a Contract Period Schedule) and any prior agreement, in which case this Plan (and the Contract Period Schedule) shall prevail.

         (j) NO THIRD PARTY BENEFICIARIES. Except as expressly provided herein, neither the Plan nor any Contract Period Schedule shall confer on any person other than the Firm and any Participant any rights or remedies hereunder.

         (k) PARTICIPATING EMPLOYERS. Each subsidiary or affiliate of GS Inc. which employs a Participant shall adopt this Plan by executing Schedule A (a "Participating Employer"). Except for purposes of determining the amount of the Bonus Pool and the amount of each Participant's Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay the base salary and Bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed and neither GS Inc. nor any other Participating Employer shall have any liability with respect to such amounts.

         (l) SUCCESSORS AND ASSIGNS. The terms of this Plan and each Contract Period Schedule shall be binding upon and inure to the benefit of GS Inc., each Participating Employer and their successors and assigns.

         (m) PLAN HEADINGS. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

         (n) CONSTRUCTION. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.



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                  IN WITNESS WHEREOF, and as evidence of the adoption of this
Plan effective as of __________, 1999, by GS Inc., it has caused the same to be signed by its duly authorized officer this _________ day of ____________, 1999.


                                  THE GOLDMAN SACHS GROUP, INC.


                                  By:_______________________________
                                  Name:
                                  Title:


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                                                                      SCHEDULE A



                  As evidenced by the duly authorized signature below, the undersigned entity hereby adopts and elects to participate in The Goldman Sachs Partner Compensation Plan, as such Plan may be amended from time to time, and appoints The Goldman Sachs Group, Inc. as its agent to do all things necessary to effect such participation.



                                      [Name of Entity]



                                      By:_______________________________
                                      Name:
                                      Title:  Authorized Person